UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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GRANDSOUTH BANCORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

381 Halton Road

Greenville, South Carolina 29607

Notice of Annual Meeting of Shareholders

To Be Held on May 18, 2022

Dear Fellow Shareholder:

We cordially invite you to attend the 2022 Annual Meeting of Shareholders of GrandSouth Bancorporation (the “Company” or “GrandSouth”), the holding company for GrandSouth Bank (the “Bank”). At the meeting, we will report on our performance in 2021 and answer your questions. We look forward to discussing both our accomplishments and our future plans with you. We hope that you can attend the meeting and look forward to seeing you there.

This letter serves as your official notice that we will hold the meeting on May 18, 2022 at the Bank’s principal executive offices located at 381 Halton Road, Greenville, South Carolina 29607, at 5:00 PM Eastern Time, for the following purposes:

1.	To elect thirteen directors to serve a one-year term on the board of directors;
2.	To approve the compensation of our named executive officers as disclosed in the accompanying proxy statement (this is a non-binding, advisory vote);
3.	To ratify the appointment of Elliott Davis, LLC as our independent registered public accountant for the year ending December 31, 2022 (this is a non-binding, advisory vote); and
4.	To transact any other business that may properly come before the meeting or any adjournment of the meeting.

Shareholders owning our common stock at the close of business on March 30, 2022 are entitled to attend and vote at the annual meeting. The enclosed proxy statement and proxy are first being sent to our shareholders on approximately April 14, 2022. A complete list of these shareholders will be available at our offices prior to the meeting. If your shares are held in “street name,” you will need to obtain a proxy form from the institution that holds your shares in order to vote at our annual meeting.

Although our informal policy is generally to have our board members be present in person at our annual meeting of shareholders, that is not a legal requirement. We advise our shareholders to take into account the current health environment, the risks to your personal health and the health of others, and the advice of health authorities to use social distancing. You may vote by mail-in proxy or by ballot if you are present in person at the meeting.

We have arranged an audio conference call for directors and shareholders to dial in to the meeting. Although dialing in to the conference call will not count as being present, nor will you be able to vote by means of the conference call, if you would like to dial in to the meeting, please call (864)527-7153, (Meeting) 7170#, (Access Code) 2020# at the time of the meeting.

Please use this opportunity to take part in the affairs of your company by voting on the business to come before this meeting. Even if you plan to attend the meeting, we encourage you to complete and return the enclosed proxy to us as promptly as possible.

By order of the Board of Directors,

Greenville, South Carolina	Mason Y. Garrett
April 14, 2022	Chairman and Chief Executive Officer
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GRANDSOUTH BANCORPORATION
381 Halton Road

Greenville, South Carolina 29607

Proxy Statement for Annual Meeting of Shareholders to be Held on May 18, 2022

Our Board of Directors is soliciting proxies for the 2022 Annual Meeting of Shareholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. We encourage you to read it carefully.

In this proxy statement, “we,” “us,” “our,” “GrandSouth,” or the “Company” refer to GrandSouth Bancorporation, the “Bank” refers to GrandSouth Bank, and “you” and “your” refer to each shareholder of GrandSouth Bancorporation.

VOTING INFORMATION

Record Date; Shares Outstanding

Our Board of Directors set March 30, 2022 as the record date for the meeting. Shareholders owning our common stock at the close of business on that date are entitled to attend and vote at the meeting, with each share entitled to one vote on all matters voted on at the meeting. There were 5,198,542 shares of common stock outstanding on the record date.

Shares Held in Street Name

Many of our shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. If you hold our shares in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these materials are being forwarded to you by your broker or nominee, which is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee to vote your shares as you decide and are also invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the shareholder of record giving you the right to vote the shares. Your broker or nominee has enclosed or provided a voting instruction card for you to use to direct your broker or nominee how to vote these shares.

Quorum and Adjournment

A majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy at the meeting, will constitute a quorum. If a share is represented for any purpose at the meeting by the presence of the registered owner or a person holding a valid proxy for the registered owner, it is deemed to be present for the purposes of establishing a quorum. Therefore, valid proxies which are marked “Abstain” or “Withhold” or as to which no vote is marked, including proxies submitted by brokers who are the record owners of shares but who lack the power to vote such shares (so-called “broker non-votes”), will be included in determining the number of votes present or represented at the meeting. If a quorum is not present or represented at the meeting, the shareholders who are entitled to vote, are present in person or are represented by proxy have the power to adjourn the meeting from time to time until a quorum is present or represented. No notice, other than an announcement at the meeting, is required to be given of the adjournment. Our directors, officers and employees may solicit proxies for the reconvened meeting in person or by mail, telephone or other means. At any such reconvened meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. Once a quorum has been established, it will not be destroyed by the departure of shares prior to the adjournment of the meeting.

Required Vote

Provided a quorum is established at the annual meeting, directors will be elected by a plurality of the votes cast at the meeting. Our shareholders do not have cumulative voting rights in the election of directors. All other matters to be considered and acted upon at the meeting, including (i) the proposal to approve, as a non-binding, advisory vote, the compensation of our named executive officers and (ii) the proposal to ratify, as a non-binding, advisory vote, the appointment of Elliott Davis, LLC (“Elliott Davis”) as our independent registered public accountant for the year ending December 31, 2022, require that the votes cast in favor of the matter exceed the votes cast against the matter, provided a quorum has been established. Abstentions, broker non-votes and the failure to return a signed proxy will have no effect on the outcome of such matters.

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Stockbrokers are generally permitted by their regulatory authorities to vote shares held by them for their customers on matters considered by the regulatory authorities to be routine, even if the stockbrokers have not received voting instructions from their customers. If the regulatory authorities do not consider a matter routine, then a stockbroker is generally prohibited from voting a customer’s shares on the matter unless the customer has given voting instructions on that matter to the stockbroker. We expect that brokers will be allowed to exercise discretionary authority for beneficial owners who have not provided voting instructions ONLY with respect to the ratification of our independent registered public accountant—but not with respect to any of the other proposals to be voted on at the annual meeting. Because the proposals to elect directors and to approve, as a non-binding, advisory vote, the compensation of our named executive officers, are not considered to be routine matters, it is important that you provide instructions to your bank or broker if your shares are held in street name so that your vote with respect to these matters is counted. Stockbrokers and banks holding shares for their customers will not have the ability to cast votes with respect to these matters unless they have received instructions from their customers. Your stockbroker or bank will not vote on these non-routine matters if you do not give voting instructions with respect to these matters.

Appointed Proxies

When you sign the enclosed proxy card, you appoint JB Schwiers and John B. Garrett as your representatives at the meeting. Mr. Schwiers and Mr. J. Garrett will vote your proxy as you have instructed them on the proxy card. If you submit a proxy but do not specify how you would like it to be voted, Mr. Schwiers and Mr. J. Garrett will vote your proxy “FOR” the election to the board of directors of all nominees listed below under “Election of Directors,” “FOR” the non-binding advisory resolution to approve the compensation of our named executive officers as disclosed in this proxy statement, and “FOR” the ratification of our independent registered public accountant. In addition, if any other matters come before the meeting, Mr. Schwiers and Mr. J. Garrett will vote your proxy on such matters in accordance with their judgment.

Revocability of Proxies and Changes to Your Vote

If you are a shareholder of record (i.e., you hold your shares directly instead of through a brokerage account), you may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by signing and delivering another proxy with a later date or by voting in person at the meeting. If you hold your shares through a brokerage account, you must contact your brokerage firm to revoke your proxy.

Solicitation of Proxies

We are paying for the costs of preparing and mailing the proxy materials and reimbursing brokers and others for their expenses in forwarding copies of the proxy materials to our shareholders. Our directors, officers and employees may assist in soliciting proxies but will not receive additional compensation for doing so.

Availability of Information

Our 2021 Annual Report to Shareholders and Form 10-K, including our financial statements and financial statement schedules, is available through the SEC website at www.sec.gov. This information may be obtained without charge upon written request to GrandSouth Bancorporation. Please direct your requests to GrandSouth Bancorporation, 381 Halton Road, Greenville, South Carolina 29607, Attention: Corporate Secretary. Copies of exhibits to the Form 10-K may be requested at the cost of 30 cents per page from the Company.

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Householding

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports, or Notices Regarding the Availability of Proxy Materials, if applicable, with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report, or Notice Regarding the Availability of Proxy Materials, if applicable, addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies. In accordance with these rules, only one proxy statement and annual report, or Notice Regarding the Availability of Proxy Materials, if applicable, will be delivered to multiple shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders.

Shareholders who currently receive multiple copies of the proxy statement and annual report at their address and would like to request “householding” of their communications should contact their broker if they are beneficial owners or direct their request to us at the contact information below if they are registered holders.

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, or Notice Regarding the Availability of Proxy Materials, if applicable, please notify your broker, if you are a beneficial owner or, if you are a registered holder, direct your written request to the contact information below.

Upon written or oral request, we will promptly deliver a separate copy of our annual report on Form 10-K or this proxy statement to our shareholders at a shared address to which a single copy of the document was delivered. Please address such requests to us by telephone at 864-527-7170 or in writing to GrandSouth Bancorporation, 381 Halton Road, Greenville, South Carolina 29607, Attention: Corporate Secretary.

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PROPOSAL NO. 1:
ELECTION OF DIRECTORS

Our bylaws provide for a board of directors consisting of not fewer than five nor more than 25 with the exact number to be fixed by the board of directors. Our board of directors has fixed the number of directors constituting the entire board at 13. Our directors and their ages, positions and terms of office with us as of March 30, 2022 are as follows:

Name	Age	Position	Officer or Director Since
Executive Officers
Mason Y. Garrett	79	Chairman, Chief Executive Officer and Director	2000
JB Schwiers	63	President, Chief Operating Officer and Director	2015
John B. Garrett	51	Chief Financial Officer and Director	2000

Non-Executive Directors
Harold E. Garrett	53	Director	2000
Michael L. Gault	66	Director	2000
Baety O. Gross, Jr.	74	Director	2000
S. Hunter Howard, Jr.	68	Director	2000
Anthony P. Morgan	53	Director	2018
J. Randolph Potter	75	Director	2019
J. Calhoun Pruitt, Jr.	72	Director	2006
Edward M. Rast, Jr.	67	Director	2018
John W. Shealy, Jr.	71	Director	2017
LeeAnn Weber	64	Director	2021

The current term of all of our directors will expire at this annual meeting of shareholders. At the annual meeting, shareholders will elect 13 nominees as directors to serve a one-year term expiring at the 2023 annual meeting of shareholders. The directors will be elected by a plurality of the votes cast at the meeting, which means that the 13 nominees receiving the highest number of votes will be elected. Shareholders do not have cumulative voting rights with respect to the election of directors. Abstentions, broker non-votes, and the failure to return a signed proxy will have no effect on the outcome of the vote on this matter. You may vote “FOR” or “WITHHOLD” authority to vote for each of the nominees. If you “WITHHOLD” authority to vote with respect to one or more director nominees, your vote will have no effect on the election of such nominees.

If you submit a proxy but do not specify how you would like it to be voted, Mr. Schwiers and Mr. J. Garrett will vote your proxy to elect the 13 director nominees listed below. If any of these nominees is unable or fails to accept nomination or election (which we do not anticipate), Mr. Schwiers and Mr. J. Garrett will vote instead for a replacement to be recommended by the board of directors, unless you specifically instruct otherwise in the proxy.

The Board of Directors unanimously recommends that you vote “FOR” the election of the 13 director nominees to our board of directors, each to serve until the annual meeting of the shareholders to be held in 2023 or until that person’s successor is duly elected and qualified.

Biographical Information for Each Nominee for Director

Set forth below is certain information about the current nominees, each of whom is also a director of the Bank.

Mason Y. Garrett has served as the Chairman of the Board of the Bank and the Company and Chief Executive Officer of the Company since 2000. He has over 50 years of banking experience including roles as President and Chief Executive Officer and Chairman of the Board of several Upstate South Carolina banks. He co-founded First United Bancorporation, an Anderson, SC bank, in 1985 and served as its Chief Executive Officer until its sale to Regions Financial Corporation in March 1998, prior to co-founding our Company in August 1998. Mr. M. Garrett’s extensive banking experience makes him well suited to serve on our Board of Directors.

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JB Schwiers has served as the President and Chief Executive of the Bank and President and Chief Operating Officer of the Company since 2016. He served as Executive Vice President and Chief Operating Officer of the Bank from June 2015 until October 2016. Prior to joining the Company, Mr. Schwiers served as Agricultural Business manager for South Carolina and Georgia, First Citizens Bank and Trust, from 2012 to 2015, and Executive Vice President, First Citizens Bank and Trust, from 2005 to 2011. He served as Chief Operating Officer of Summit National Bank, a bank he helped organize, from 1990 to 2005, when it sold to First Citizens. He is a graduate of the Citadel and has over 40 years of banking experience. His extensive banking experience makes him well suited to serve on our Board of Directors.

John B. Garrett has served as the Chief Financial Officer of the Company and the Bank since 2000, Executive Vice President of the Company and the Bank since 2015 and Senior Vice President of the Company and the Bank from 2000 to 2015. Mr. Garrett’s prior experience included positions with manufacturing companies and a real estate management company. He is a graduate of the University of South Carolina with a Master of Accountancy degree and is a certified public accountant in South Carolina. Mr. J. Garrett’s expertise in accounting and financial-related banking matters make him well suited to serve on our Board of Directors.

Harold E. Garrett has been the owner of Garrett’s Discount Golf Carts in Fountain Inn, South Carolina since 1992. He is a graduate of Erskine College. With offices in both the Upstate and Charleston markets in South Carolina, Mr. H. Garrett’s 30 years of small business ownership, including operations in two of the Bank’s major markets, provides unique insight and valuable perspective related to the small business environment, which is a primary target market segment for us, and makes him well suited to serve on our Board of Directors.

Michael L. Gault was the owner of Gault’s Service Center, an auto service station and convenience store in Fountain Inn, South Carolina, for 43 years prior to his retirement in 2018. His previous small business ownership and deep local community connections in in the original Southern Greenville County market of the Bank provides valuable perspective and insight and makes him well suited to serve on our Board of Directors.

Baety O. Gross, Jr. is a retired attorney who founded his law firm, Baety O. Gross, Jr., Attorney at Law, of which he was the sole shareholder, in 1998. He is a graduate of Wofford College, where he received a bachelor’s degree, and a graduate of the University of South Carolina’s School of Law. His expertise in legal matters makes him well suited to serve on our Board of Directors.

S. Hunter Howard, Jr. has been the owner of the Springs at Simpsonville Retirement Community since 2001. He is a certified public accountant and was a Corporate Advisory Partner at Scott & Company, LLP Certified Public Accountants, from 2008 to 2015. He was President of the South Carolina Chamber of Commerce from 1992 to 2008 and head of the South Carolina Department of Revenue from 1982 to 1992. Mr. Howard’s expertise in accounting and financial-related matters provide a valuable perspective and makes him well suited to serve on our Board of Directors.

Anthony P. Morgan has been the President and Chief Executive Officer of APMI, LLC, an investment holding company, in Easley, South Carolina since 2006. He has also been a Partner in Ten Points Capital Partners, LLC, a private equity and finance company located in Greenville, South Carolina, since 2021. He served as President and Chief Executive Officer of ACL Airshop, LLC, the global leader in cargo leasing from 2007 until his retirement in 2018. He serves as a director on the boards of ACL Airshop, LLC and PalNet GmbH Air Cargo Products in Wiesbaum, Germany. He graduated with a Business Management and Marketing degree from Cornell University. Mr. Morgan’s unique combination of business acumen and extensive board experience provides a valuable perspective and makes him well suited to serve on our Board of Directors.

J. Randolph Potter is a certified public accountant and an independent bank consultant with over 50 years of experience in the financial services industry. From 2014 to May 2019 he served as a director of First Community Corporation (Nasdaq: FCCO), and from June of 2016 to June of 2018 was a consultant to that banking company. He co-founded and was Chief Executive Officer and a director of Savannah River Banking Company, in Augusta, Georgia from 2007 to 2014. He also co-founded and was Chief Executive Officer and a director of Summit Financial Corporation (Nasdaq: SUMM) in Greenville, South Carolina from 1990 until its sale to First Citizens in 2005. He is a graduate of the University of South Carolina and the Stonier Graduate School of Banking at Rutgers University. Mr. Potter’s extensive banking experience and prior bank board experience make him well suited to serve on our Board of Directors.

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J. Calhoun Pruitt, Jr. has been an attorney with Pruitt and Pruitt in Anderson, South Carolina since 1974, where he has a litigation practice and serves as the Managing Partner. He is a graduate of the University of South Carolina, where he received a bachelor’s degree, and a graduate of the University of South Carolina’s School of Law. Mr. Pruitt’s expertise in legal matters makes him well suited to serve on our Board of Directors.

Edward M. Rast, Jr. has been the owner and operator of Edward Rast Farms, which specializes in peanuts and cotton, since 1983, President of Cameron Ag Products, which provides bulk material sourcing and transloading services to utility and industrial customers throughout the southeastern United States since 2016, and Managing Partner and owner of Carolina Peanuts since 2002. He is a graduate of The Citadel and was named the 2012 South Carolina Farmer of the Year. Mr. Rast’s small business ownership and extensive agriculture experience in South Carolina provides valuable perspective and insight and makes him well suited to serve on our Board of Directors.

John W. Shealy, Jr. has been the President of Capital Concrete in Columbia, South Carolina since 2006 and was previously the President of Cabarrus Concrete Company in North Carolina. Mr. Shealy has over 35 years of experience in business management and small business ownership. He is a graduate of the University of South Carolina and is licensed as a certified public accountant, emeritus, in South Carolina and North Carolina. He is active in state and national industry associations and has served as a director on the boards of National Ready Mixed Concrete Association and the Carolinas Ready Mixed Concrete Association. He currently serves on the board of directors of the South Carolina Trucking Association and previously served as a board member and chair of the audit committee of Uwharrie Bank in North Carolina. Mr. Shealy’s small business ownership and accounting expertise provide valuable perspective and insight and make him well suited to serve on our Board of Directors.

LeeAnn Weber is the Chief Financial Officer, co-owner, Corporate Secretary and Treasurer of Strange Bros. Grading Company in Taylors, SC, where she has worked since 1984. She is a graduate of Lees-McRae College, is active with National Women in Construction, and volunteers with Meals on Wheels, Saint Francis Foundation, Pearls and Pumps, Taylors Free Medical Clinic, and The American Heart Association. Her small business ownership and community involvement provide valuable perspective and insight and make her well suited to serve on our Board of Directors.

Executive Officers

Our executive officers, as such term is defined in Rule 3b-7 of the Securities Exchange Act of 1934 (the “Exchange Act”), consist of Mason Y. Garrett, the Chairman and Chief Executive Officer of the Company and the Chairman of the Bank, JB Schwiers, the President and Chief Operating Officer of the Company and the President and Chief Executive Officer of the Bank, and John B. Garrett, the Chief Financial Officer of the Company and the Bank, each of whom serves on our Board of Directors. Information regarding each of our executive officers appears above in the list of director nominees.

Family Relationships.

Our Chairman and Chief Executive Officer, Mason Y. Garrett, is the father of our Chief Financial Officer and director, John B. Garrett, and our director, Harold E. Garrett, who are brothers. No other director has a family relationship with any other director or executive officer of the Company.

Anti-Hedging and Anti-Pledging Policies

Pursuant to our Insider Trading Policy, directors, officers and employees are prohibited from: (1) engaging in hedging, monetizing or similar transactions that are designed to offset a decrease in the market value of any securities of the Company and (2) holding securities of the Company in a margin account or otherwise pledging securities of the Company as collateral for a loan without prior approval. A copy of our Insider Trading Policy can be found on our website at www.grandsouth.com.

Prohibitions on Short Sales

We consider it improper and inappropriate for our directors, officers and employees to engage in short-term or speculative transactions in our securities. Accordingly, under our Insider Trading Policy:

•	we prohibit the sale of any of our securities “short,” which includes transactions that involve securities that the seller does not own at the time of sale; and
•	we prohibit our insiders from engaging in transactions in publicly traded options, such as puts, calls and other derivative securities, on an exchange or in any other organized market.
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PROPOSAL NO. 2:
NON-BINDING RESOLUTION TO APPROVE THE COMPENSATION
OF THE NAMED EXECUTIVE OFFICERS

Pursuant to rules adopted by the SEC under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Section 14A of the Exchange Act, we are asking you to approve the compensation of our named executive officers as described under “Compensation of Directors and Executive Officers” and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) elsewhere in this proxy statement.

We seek to align the interests of our named executive officers with the interests of our shareholders. Therefore, our compensation programs are designed to reward our named executive officers for the achievement of strategic and operational goals and the achievement of increased shareholder value, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. We believe that our compensation policies and procedures are competitive and focused on performance and are strongly aligned with the long-term interests of our shareholders.

The proposal described below, commonly known as a “Say-on-Pay” proposal, gives you as a shareholder the opportunity to express your views regarding the compensation of our named executive officers by voting to approve or not approve such compensation as described in this proxy statement. This vote is advisory and will not be binding upon us, the board of directors, or our compensation committee. However, we, the board, and the compensation committee will take into account the outcome of the vote when considering future executive compensation arrangements. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers, as described elsewhere in this proxy statement in accordance with the compensation disclosure rules of the SEC.

The board of directors believes our compensation policies and procedures achieve the aforementioned objectives, and therefore recommends shareholders vote “FOR” the proposal through the following resolution:

“Resolved, that the compensation of the named executive officers named in the Summary Compensation Table of GrandSouth Bancorporation’s Proxy Statement for the 2022 Annual Meeting of Shareholders, including the tabular and narrative compensation disclosures, is hereby approved.”

If a quorum is present at the Annual Meeting, this proposal will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal. Abstentions, broker non-votes, and the failure to return a signed proxy will have no effect on the outcome of the vote on this matter.

The board of directors unanimously recommends a vote “FOR” the approval of the compensation of the named executive officers as disclosed in this proxy statement.

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PROPOSAL NO. 3:
RATIFICATION OF APPOINTMENT OF
OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

Our audit committee of the board of directors appointed Elliott Davis, LLC as our independent registered public accounting firm for the year ending December 31, 2022. Although we are not required to seek shareholder ratification on the selection of our accountants, we believe obtaining shareholder ratification is desirable. In the event the appointment of Elliott Davis is not ratified by the required vote, the audit committee will re-evaluate the engagement of our independent auditors. Even if the shareholders do ratify the appointment, our audit committee has the discretion to appoint a different independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in the best interests of the Company and our shareholders.

We expect that a representative from Elliott Davis will attend the meeting and will be available to respond to appropriate questions from shareholders. The representative will also have an opportunity to make a statement if he or she desires to do so.

If a quorum is present at the Annual Meeting, this proposal will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal. Because this proposal is a “routine” matter, if you do not submit voting instructions to your broker, your broker may exercise its discretion to vote your shares on this proposal. Abstentions and the failure to return a signed proxy will have no effect on the outcome of the vote on this matter.

The board of directors unanimously recommends that shareholders vote “FOR” the ratification of the appointment of Elliott Davis as our independent registered public accounting firm for the year ending December 31, 2022.

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MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Attendance at Board, Committee and Annual Shareholders’ Meetings

During 2021, our board of directors held 12 meetings and the board of directors of the Bank held 12 meetings. All of the directors of the Company and the Bank attended at least 75% of the aggregate of such board meetings and the meetings of each committee on which they served.

Although we do not have a formal policy regarding attendance by members of the board of directors at our annual shareholders’ meetings, directors are encouraged to attend our annual shareholders’ meeting. All of the directors were present at the 2021 Annual Meeting of Shareholders.

Board Leadership Structure and Role in Risk Oversight

We are focused on our corporate governance practices and value independent board oversight as an essential component of strong corporate performance to enhance shareholder value. Mason Y. Garrett has served as the Chief Executive Officer and Chairman of the Board of Directors since the Company’s formation. The Board believes that operating with the roles of the Chairman of the Board and Chief Executive Officer combined allows for a more efficient development and execution of the Company’s strategic plan and leadership of the Board. Our commitment to independent oversight is demonstrated by the fact that a majority of our directors are independent. In addition, all of the members of our board of directors’ audit, nominating and governance, and compensation committees are independent. We recognize that different board leadership structures may be appropriate for companies in different situations. We will continue to reexamine our corporate governance policies and leadership structures on an ongoing basis to ensure that they continue to meet our needs.

Our audit committee is primarily responsible for overseeing our risk management processes on behalf of the full board of directors. The audit committee focuses on financial reporting risk and oversight of the internal audit process. It receives reports from management at least quarterly regarding our assessment of risks and the adequacy and effectiveness of internal control systems, as well as reviewing credit and market risk (including liquidity and interest rate risk), and operational risk (including compliance and legal risk). Strategic and reputation risk are also regularly considered by this committee. The audit committee also receives reports from management addressing the most serious risks affecting our day-to-day operations. The audit committee reports regularly to the full board of directors, which also considers our entire risk profile. The full board of directors focuses on certain significant risks we face and on certain aspects of our general risk management strategy. Management is responsible for the day-to-day risk management processes. We believe this division of responsibility is the most effective approach for addressing the risks we face and that our board leadership structure supports this approach.

With respect to cybersecurity, on a quarterly basis, our audit committee receives reports on cybersecurity risks and preparedness. While our audit committee, and the board of directors to which it reports, oversees our cybersecurity risk management, our management and Information Technology department are responsible for the day-to-day cybersecurity risk management processes. Threat from cyber-attacks is severe, attacks are sophisticated and increasing in volume, and attackers respond rapidly to changes in defensive measures. Our systems and those of our customers and third-party service providers are under constant threat and it is possible that we could experience a significant event in the future. While we believe that our cybersecurity programs are appropriate and have been effective to prevent material incidents thus far, risks and exposures related to cybersecurity attacks are expected to remain high for the foreseeable future due to the rapidly evolving nature and sophistication of these threats, as well as due to the expanding use of Internet banking, mobile banking and other technology-based products and services by us and our customers.

Code of Business Conduct and Ethics

The board of directors has established a Code of Business Conduct and Ethics that applies to our principal executive officer and principal financial officer. Shareholders may request a free copy of the Code of Business Conduct and Ethics by written request directed to GrandSouth Bancorporation, 381 Halton Road, Greenville, South Carolina 29607, Attention: Corporate Secretary. Our nominating and governance committee is evaluating updating our Code of Business Conduct and Ethics to include directors and all employees. We intend to post on our website all disclosures that are required by law concerning any amendments to, or waivers from, the Code of Business Conduct and Ethics.

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Director Independence

Our board of directors has determined that Messrs. Gault, Gross, Howard, Morgan, Potter, Pruitt, Rast, and Shealy and Ms. Weber are “independent” directors, based upon the independence criteria set forth in the corporate governance listing standards of The NASDAQ Global Market, the exchange that we selected to determine whether our directors and committee members meet the independence criteria of a national securities exchange, as required by Item 407(a) of Regulation S-K.

Messrs. M. Garrett, J. Garrett and Schwiers are considered inside directors because of their employment as executive officers of the Company. Mr. H. Garrett is not considered independent due to his family relationship to Messrs. M. Garrett and J. Garrett.

All of the members of our audit, nominating and governance, and compensation committees are independent according to the above standard.

Committees of the Board of Directors

The following chart shows the current composition of the committees of our board of directors, the number of meetings held by each committee during 2021, and which directors are “independent” based upon the independence criteria set forth in the corporate governance listing standards of The NASDAQ Global Market. The audit committee, nominating and governance committee, and compensation committee are comprised exclusively of independent directors.

Director	Independent	Board (12 Meetings)	Audit (5 Meetings)	Nominating & Governance (4 Meetings)	Compensation (3 Meetings)
Mason Y. Garrett		• Chairman
JB Schwiers		•
John B. Garrett		•
Harold E. Garrett		•
Michael L. Gault	•	•		•	•
Baety O. Gross Jr.	•	•	•	•	•
S. Hunter Howard Jr.	•	•		•	• Chairman
Anthony P. Morgan	•	•	•		•
J. Randolph Potter	•	•	• Chairman		•
J. Calhoun Pruitt, Jr.	•	•		• Chairman	•
Edward M. Rast, Jr.	•	•	•		•
John W. Shealy, Jr.	•	•	•		•
LeeAnn Weber	•	•			•

Audit Committee

The audit committee is comprised of five independent directors, Messrs. Gross, Morgan, Potter, Rast, and Shealy with Mr. Potter serving as chair. Our board of directors has also determined that Mr. Potter is an “Audit Committee financial expert” for purposes of the rules and regulations of the SEC adopted pursuant to the Sarbanes-Oxley Act of 2002. The audit committee, which met five times in 2021, has the responsibility of reviewing our financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities and determining that all audits and examinations required by law are performed. The committee recommends to the board of directors the appointment of the independent auditors for the next fiscal year, reviews and approves the auditor’s audit plans and reviews with the independent auditors the results of the audit and management’s responses. The audit committee is responsible for overseeing the entire audit function and appraising the effectiveness of internal and external audit efforts. The audit committee operates under a written charter, which is available on our website, www.grandsouth.com.

Nominating and Governance Committee

Our nominating and corporate governance committee (the “nominating committee”) is comprised of four independent directors, Messrs. Gault, Gross, Howard, and Pruitt, with Mr. Pruitt serving as chair. The nominating committee recommends nominees for election to our board of directors at our annual meetings. The board of directors, including a majority of the independent directors, then selects the nominees for election to the board of directors. Our nominating committee charter is available on our website, www.grandsouth.com. The nominating committee met four times in 2021. The nominating committee also considers whether to recommend to the board of directors the nomination of persons to serve as directors whose nominations have been recommended by shareholders.

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Any shareholder may recommend the nomination of any person to serve on the board of directors. Our policy is to require a shareholder to submit the name of the person to our corporate secretary in writing no later than (i) with respect to an election to be held at an annual meeting of shareholders, 90 days in advance of such meeting; and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, no more than seven days after notice of the special meeting is given to shareholders. Each notice must set forth: (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, had the nominee been nominated, or intended to be nominated, by the board of directors; and (v) the consent of each nominee to serve as a director of the Company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

In evaluating director recommendations, the nominating committee uses a variety of criteria to evaluate the qualifications and skills necessary for members of our board of directors. Under these criteria, members of the board of directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards, and broad experience at the policy-making level in business, government, education, technology or public interest. Directors should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of our shareholders.

The nominating committee uses a variety of methods for identifying and evaluating nominees for director. The nominating committee regularly assesses the appropriate size of the board of directors, and whether any vacancies are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, the nominating committee considers various potential candidates for director. Candidates may come to their attention through current members of the board, shareholders, or other persons. These candidates are evaluated at regular or special meetings of the board and may be considered at any point during the year. The nominating committee considers properly submitted shareholder recommendations for candidates. In evaluating such recommendations, the nominating committee uses the qualifications and standards discussed above, and it seeks to achieve a balance of knowledge, experience and capability on the board of directors.

The nominating committee has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees. In determining whether to recommend a director nominee, the nominating committee members consider and discuss diversity, among other factors, with a view toward the needs of the board of directors as a whole. The nominating committee members generally conceptualize diversity expansively to include, without limitation, concepts such as race, gender, national origin, differences of viewpoint, professional experience, education, skill and other qualities or attributes that contribute to board heterogeneity, when identifying and recommending director nominees. The nominating committee believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the committee’s goal of creating a board of directors that best serves the needs of the Company and the interests of its shareholders.

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The nominating committee has performed a review of the experience, qualifications, attributes and skills of the board’s current membership, including the director nominees for election to the board of directors and the other members of the board, and believes that the current members of the board, including the director nominees, as a whole possess a variety of complementary skills and characteristics, including the following:

•	successful business or professional experience;
•	various areas of expertise or experience which are desirable to our current business, such as financial, general management practices, planning, legal, marketing, technology, banking and financial services;
•	personal characteristics such as character, integrity and accountability, as well as sound business judgment and personal reputation;
•	residence in the bank’s service area;
•	willingness and ability to commit the necessary time to fully discharge the responsibilities of board membership to the affairs of the Company;
•	leadership and consensus building skills; and
•	a commitment to our success.

We do not pay a third party to assist in identifying and evaluating director candidates.

Compensation Committee

Our compensation committee is comprised of nine independent directors, Messrs. Gault, Gross, Howard, Morgan, Potter, Pruitt, Rast, Shealy and Ms. Weber, with Mr. Howard serving as chair. The committee met three times during 2021.

The compensation committee may form and delegate authority to subcommittees as it deems appropriate, though it has not formed or delegated authority to any such subcommittee to date. The compensation committee is responsible for annually reviewing the performance of our named executive officers and reviews all compensation and awards to our executive and senior officers. In addition, the compensation committee may engage compensation advisors to assist in determining compensation levels. The compensation committee has the exclusive authority and responsibility to determine all aspects of executive compensation, and seeks input and recommendations from the chief executive officer for the executive and senior officers. With respect to equity compensation awards to non-executive officers, the compensation committee has delegated stock option granting authority to our chief executive officer. As a part of its duties, the compensation committee must certify that it has reviewed the named executive officers’ compensation arrangements with a view toward ensuring that they do not create incentives to take unnecessary or excessive risks that threaten the value of the Company.

The compensation committee operates under a written charter, which is available on our website, www.grandsouth.com.

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AUDIT COMMITTEE MATTERS

Report of the Audit Committee of the Board

The information contained in this report shall not be subject to the liabilities of Section 18 of the Exchange Act, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act.

The audit committee has reviewed and discussed with management the audited financial statements. The audit committee has discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The audit committee has received from the independent auditors the written disclosures and the letter required by applicable requirements of the PCAOB and has discussed with them their independence from the Company and its management. In reliance on the reviews and discussions referred to above, the audit committee recommended to our board of directors that the audited financial statements be included in our Annual Report and referenced on SEC Form 10-K for the fiscal year ended December 31, 2021.

The report of the audit committee is included herein at the direction of its members, Messrs. Gross, Morgan, Potter, Rast and Shealy.

Audit and Related Fees

Elliott Davis was our auditor during the year ended December 31, 2021. A representative of Elliott Davis will be present at the annual meeting and will be available to respond to appropriate questions and will have the opportunity to make a statement if he or she desires to do so. The following table shows the fees that we paid for services performed by Elliott Davis in fiscal years ended December 31, 2021 and 2020:

	Year Ended December 31,
	2021	2020
Audit Fees	$75,000	$74,000
Audit-Related Fees	$26,500	$10,500
Tax Fees	$—	$2,800
Other Fees	$975	$2,725
Total	$102,475	$90,025

Audit Fees. This category includes the aggregate fees billed or to be billed for each of the last two fiscal years for professional services rendered by Elliott Davis for the audit of our annual consolidated financial statements.

Audit-Related Fees. This category includes the aggregate fees billed for assurance and related services by the principal accountant that are reasonably related to the performance of the audit or review of the company’s financial statements. The fees for the year ended December 31, 2021, include procedures related the filing of Form 10-Qs and a Form S-8.

Tax Fees. This category includes the aggregate fees billed or to be billed for tax services rendered in the preparation of state and federal tax returns for the Company and the Bank.

Other Fees. This category includes the aggregate fees billed for non-audit services, exclusive of the fees disclosed relating to audit and audit-related fees and preparation services related to employee benefit plans.

Oversight of Accountants; Approval of Accounting Fees. Under the provisions of its charter, the audit committee is responsible for the appointment, compensation, retention and oversight of the work of the independent auditor. All of the accounting services and fees reflected in the table above were reviewed and approved by the audit committee, and none of the services were performed by individuals who were not employees of the independent auditor. In addition, the board of directors approves an annual budget for professional audit fees that includes all fees paid to the independent auditors.

Pre-Approval Policy. In general, the audit committee is required to pre-approve all audit and non-audit services performed by the independent auditor to assure that the provision of such services does not impair the auditor’s independence. The independent auditors provide the audit committee with an annual engagement letter outlining the scope of the audit and permissible non-audit services proposed for the fiscal year, along with a fee proposal. The scope and fee proposal is reviewed with the audit committee chair, and, when appropriate, our management for their input (but not their approval). Once approved by the audit committee, the services outlined in the engagement letter will have specific approval. All other audit and permissible non-audit services that have not been approved in connection with the independent auditor’s engagement letter for the applicable year must be specifically pre-approved by the audit committee under the same process as noted above, where practicable. The independent auditors shall not perform any prohibited non-audit services described in Section 10A(g) of the Exchange Act. The audit committee must specifically pre-approve any proposed services that exceed pre-approved cost levels. All services provided by Elliott Davis, and all fees related thereto, were approved pursuant to the pre-approval policy.

The audit committee believes that the independent auditor can provide tax services to us, such as tax compliance, tax planning and tax advice, without impairing the auditor’s independence. The audit committee will not permit the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations.

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Director Compensation

The following table presents the compensation paid to each person who served as a member of our board of directors during 2021 (other than our executive officers).

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Harold E. Garrett	19,900	—	—	—	—	—	19,900
Michael L. Gault	21,900	—	—	—	—	—	21,900
Baety O. Gross, Jr.	23,100	—	—	—	—	—	23,100
S. Hunter Howard, Jr.	23,500	—	—	—	—	—	23,500
Anthony P. Morgan	20,300	—	—	—	—	—	20,300
J. Randolph Potter	22,700	—	—	—	—	—	22,700
J. Calhoun Pruitt, Jr.	22,700	—	—	—	—	—	22,700
Edward M. Rast, Jr.	21,100	—	—	—	—	—	21,100
John W. Shealy, Jr.	21,900	—	—	—	—	—	21,900
LeeAnn Weber	16,025	—	—	—	—	—	16,025

(1)	Messrs. H. Garrett, Gault, Gross, Howard, Morgan, Potter, Pruitt, Rast, Shealy and Ms. Weber each held 10,000 stock options at December 31, 2021.

Executive Compensation

Our “named executive officers” are the individuals who served as our principal executive officer and our two other most highly compensated executive officers who were serving as executive officers at the end of 2021. Our named executive officers as of December 31, 2021 are noted in the following table, along with their positions:

Name	Title
Mason Y. Garrett	Chairman and Chief Executive Officer
JB Schwiers	President and Chief Operating Officer
John B. Garrett	Chief Financial Officer

The following table sets forth information concerning all of the compensation awarded to, earned by or paid to our named executive officers for the fiscal years ended December 31, 2021 and 2020.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)	Nonqualified Deferred Compensation Earnings ($)(1)	All Other Compensation ($)(2)	Total ($)
Mason Y. Garrett
Chairman of the Board and Chief Executive Officer	2021	200,000	—	—	—	19,491	219,491
	2020	200,000	—	—	—	14,991	214,991
James B. Schwiers
President and Chief Operating Officer	2021	455,182	250,000	—	418,862	43,238	1,167,282
	2020	405,234	100,000	—	—	40,329	545,563
John B. Garrett
Executive Vice President and Chief Financial Officer	2021	183,771	75,000	—	—	30,236	289,007
	2020	177,292	40,000	—	—	28,808	246,100

(1)	Non-qualified deferred compensation earnings represent the annual change in the accrual under the unfunded, non-qualified Supplemental Executive Retirement Plan (“SERP”) for each employee. The amounts for the SERP liability are impacted by modifications in the amounts payable to each employee and assumptions around the interest rates used to discount the future payment obligations and estimated retirement date
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(2)	All other compensation includes contributions to the Bank’s 401(k) Plan; premiums for medical insurance, disability insurance and life insurance; country club and eating club dues and expenses; and the aggregate incremental cost of providing automobiles as follows:

Name	Year	401(k)	Medical and Disability Insurance	Life Insurance	Automobiles and Club Dues	Non-cash Compensation
M. Garrett
	2021	$8,000	$412	$4,193	$6,886	$—
	2020	$8,000	$412	$2,523	$4,056	$—
J.B. Schwiers
	2021	$11,600	$14,298	$4,356	$12,984	$—
	2020	$11,400	$14,298	$2,322	$12,309	$—
J.B. Garrett
	2021	$8,951	$17,217	$1,101	$2,967	$—
	2020	$7,092	$17,217	$592	$3,907	$—

Outstanding Equity Awards at Fiscal Year-End

The following table provides information, on an award-by-award basis, about options to purchase shares of our common stock our executive officers held at December 31, 2021. We have not granted any other equity based awards to our executive officers:

	Option Awards
	Number of Securities Underlying Unexercised Options
Name	Exercisable (#)	Unexercisable #		Option Exercise Price ($/share)	Option Expiration Date
J. B. Schwiers	58,344	0		14.00	6/22/2026
	20,000	30,000	(1)	16.55	6/21/2029

J. B. Garrett	10,000	15,000	(1)	16.55	6/21/2029

(1)	These options vest in equal increments on each of June 21, 2022, 2023, and 2024.

Equity Compensation Plan Information

The following table contains certain information as of December 31, 2021, relating to securities authorized for issuance under our equity compensation plans.

	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Future Issuance under Equity Compensation Plans (excluding shares reflected in column (a))
Plan Category	(a)	(b)	( c )
Equity Compensation Plans Approved by Shareholders Stock Options (1)	634,844	$17.18	453,500
Equity Compensation Plans Not Approved by Shareholders	—	—	—
Total	634,844	$17.18	453,500

(1)	Under the terms of the 2009 Plan no further incentive stock option awards may be granted; however, the Plan will remain in effect until all awards have been exercised or forfeited and we determine to terminate the Plan.
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Executive Compensation Arrangements

Employment Arrangements – JB Schwiers

The Company and the Bank have entered into a Noncompetition, Severance and Employment Agreement, dated June 19, 2019, with Mr. JB Schwiers, pursuant to which he serves as the President and Chief Operating Officer of the Bank (“Schwiers Employment Agreement”). The Schwiers Employment Agreement renews daily for an additional day, so that the remaining term of the agreement is at all times three years. Under the Schwiers Employment Agreement, Mr. Schwiers is entitled to receive a minimum annual salary (currently $485,000, as adjusted by the board of directors since inception of the agreement), which may be increased annually. He is also eligible for additional performance-based compensation as determined by the board of directors and is entitled to participate in any of our benefit plans generally provided by the Bank to its similarly situated employees.

The Schwiers Employment Agreement also provides that during the term of employment and for a period of two years following termination, Mr. Schwiers may not (a) compete with us by serving as an officer, director, shareholder, owner, part owner or in a managerial or advisory capacity, whether as an employee, independent contractor, consultant or advisor, of any insured depository institution or other person (a “Competitive Business”) that markets and sells commercial and retail loans and extensions of credit (“Competitive Services”) in the Greenville-Anderson metropolitan statistical area (the “Territory”), (b) interfere or attempt to interfere with any person which is, at that time, or which has been within two years prior to that time, in a business relationship with the Bank and/or is a customer of the Bank, for the purpose of soliciting or selling Competitive Services on behalf of a Competitive Business within the Territory, or (c) solicit our employees. If Mr. Schwiers is terminated other than for cause, death, or disability, as defined in the Schwiers Employment Agreement, he will be entitled to the compensation and benefits that would have otherwise been payable to him over the three years subsequent to such termination, and all outstanding options and incentives will vest immediately. In addition, following a change in control, whether or not Mr. Schwiers employment is terminated, he will be entitled to the compensation and benefits that would have otherwise been payable to him over the three years subsequent to such change in control, and all outstanding options and incentives will vest immediately.

Effective January 1, 2021, the Bank entered into a Salary Continuation Agreement with Mr. Schwiers. Pursuant to the Salary Continuation Agreement, unless a separation from service occurs before his normal retirement age, which is the age of 65 years old, Mr. Schwiers’ Salary Continuation Agreement provides for an annual supplemental retirement benefit of $100,000 to be paid in 12 equal monthly installments payable on the first day of each month, beginning with the month immediately after the month in which he attains the normal retirement age and for a 15-year term certain period.

If a separation from service occurs before normal retirement age for reasons other than death, disability, or termination for cause (an “early termination”), Mr. Schwiers will receive an early termination benefit, which is calculated by taking the accrual balance (as defined in the Salary Continuation Agreement) existing at the end of the month immediately before the month in which separation from service occurs and amortizing this resulting amount over a 15-year term certain period, beginning with his normal retirement age. No interest or earnings shall be credited to the accrual balance from Mr. Schwiers’ separation from service through his normal retirement age. The Bank will pay this annual early termination benefit as calculated in 12 equal monthly installments payable on the first day of each month, beginning with the month immediately after the month in which he attains the normal retirement age and for a 15-year term certain period. However, all of Mr. Schwiers’ early termination benefits will be forfeited if he breaches the restrictive covenants found in Section 10 of the Schwiers Employment Agreement, or similar provisions in any effective severance or employment agreement hereafter entered into between Mr. Schwiers and the Bank and/or the Company.

If a separation from service occurs before normal retirement age because of disability (as defined in the Schwiers Employment Agreement), Mr. Schwiers’ disability benefit is calculated by taking the accrual balance existing at the end of the month immediately before the month in which separation from service occurs and amortizing this resulting amount over a 15-year term certain period, beginning with his normal retirement age. No interest or earnings shall be credited to the accrual balance from Mr. Schwiers’ separation from service through his normal retirement age. Beginning with the later of (x) the seventh month after his separation from service, or (y) the month immediately after the month in which he attains the normal retirement age, the Bank will pay the disability benefit to Mr. Schwiers in 12 equal monthly installments on the first day of each month and for a 15-year term certain period.

If Mr. Schwiers dies in active service to the Bank before normal retirement age, his beneficiary will be entitled to an amount equal to his accrual balance at the time of his death, payable within 60 days of his death. If he dies before any separation from service and is receiving his normal retirement benefit, but has not received his normal retirement benefit for the full 15-year term certain period, his beneficiary will be entitled to, at the Bank’s sole discretion upon his death, either: (i) the present value, calculated at the discount rate or rates established by the plan administrator, at his death of his remaining salary continuation benefits, paid to his beneficiary in a lump-sum payment within 60 days of his death; or (ii) his remaining salary continuation benefits, paid to his beneficiary in 12 equal monthly installments payable on the first day of each month for the 15-year term certain period.

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The Bank will not pay any benefits under Mr. Schwiers’ Salary Continuation Agreement and the agreement will terminate if separation from service is the result of termination for cause (as defined in the Schwiers Employment Agreement).

Noncompetition, Severance and Employment Agreements – John B. Garrett

The Company and the Bank have also entered into a Severance and Employment Agreement, dated March 21, 2012, with Mr. John B. Garrett, pursuant to which he serves as the Chief Financial Officer of the Company and the Bank (the “Garrett Employment Agreement”). The Garrett Employment Agreement renews daily for an additional day, so that the remaining term of the agreement is at all times three years. Under the Garrett Employment Agreement, Mr. J. Garrett is entitled to receive a minimum annual salary (currently $189,000, as adjusted by the board of directors since inception of the agreement), which may be increased annually. He is also eligible for additional performance-based compensation as determined by the board of directors and is entitled to participate in any of our benefit plans generally provided by the Bank to its similarly situated employees.

The Garrett Employment Agreement also provides that during the term of employment and for a period of two years following termination, Mr. J. Garrett may not (a) interfere or attempt to interfere with any person which is, at that time, or which has been within two years prior to that time, in a business relationship with the Bank and/or is a customer of the Bank, for the purpose of soliciting or selling services or products on behalf of a Competitive Business within the ten mile radius surrounding any office of the Company in South Carolina, or (b) solicit our employees. If Mr. J. Garrett is terminated other than for cause, death, or disability, as defined in the employment agreement, is terminated within 24 months following a change in control, or, if following a change in control, he terminates his employment for good reason, as defined in the employment agreement, he will be entitled to the compensation and benefits that would have otherwise been payable to him over the remaining term of the agreement, and all outstanding options and incentives will vest immediately. In addition, following a change in control, whether or not Mr. J. Garrett’s employment is terminated, all outstanding options and incentives will vest immediately.

Other Benefits

We provide our executive officers with insurance benefits provided to all other employees and make contributions to our 401(k) plan on their behalf on the same basis as we make contributions for all other employees. For Mr. M. Garrett and Mr. J.B. Garrett, we also provide additional life insurance coverage in an amount equal to 1.5 times annual salary at death. For Mr. Schwiers and Mr. J. Garrett, we also provide each with $350,000 of additional life insurance coverage for which the death benefit payable to their respective beneficiaries expires when the executive’s employment terminates.

We pay country club and dining club dues for Mr. Schwiers and provide each of Messrs. J. Garrett, M. Garrett and Schwiers plus we provide an automobile for business and personal use. In addition, we encourage, and pay for our executives and their spouses, to attend banking conventions and seminars. The board of directors has determined that these benefits play an important role in our executive officers’ business development activities on behalf of our Company.

The Company does not employ a bonus plan but rather provides for discretionary bonuses to its named executive officers and other key employees based upon the efforts and results for each year, as measured in light of the goals, objectives, challenges and opportunities for the given year. Mr. Schwiers and Mr. J. Garrett each received a discretionary bonus for each executive’s contribution to the successful operational and shareholder return results in 2021.

The Board has determined that providing the foregoing benefits helps to retain key executives and is an important factor in keeping our executive compensation packages competitive in our market area.

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BENEFICIAL OWNERSHIP OF CERTAIN PARTIES

Other than as shown in the table below, no persons are known by the Company to be the beneficial owners, as defined in Rule 13d-3 of the Exchange Act, of more than 5% of our common stock.

	Amount and Nature of Beneficial Ownership
Name and Address	Shares Owned		Stock Options Exerisable within 60 days of March 30, 2022	Total Beneficial Ownership	Percentage of Class(1)
Ithan Creek Master Investors (Cayman) L.P. c/o Wellington Management Company LLP 280 Congress Street Boston, MA 00210	409,302	(2)	—	409,302	7.9%

Mason Y. Garrett 381 Halton Road Greenville, SC 29607	960,961	(3)	—	960,961	18.5%

(1)	The calculations are based on 5,198,542 of common stock outstanding as of March 30, 2022.
(2)	The information regarding beneficial ownership by Ithan Creek Master Investors (Cayman) L.P. (“Ithan Creek”), a Cayman Islands limited liability partnership, Wellington Management Group, LLP (“WMG”), a Massachusetts limited liability partnership, Wellington Group Holdings LLP (“WGH”), Wellington Investment Advisors Holdings LLP (“WIAH”) and Wellington Management Company LLP (“WMC”). WGH, WIAH and WMC are Delaware limited liability partnerships. WMG, WGH, WIAH and WMC are the general partners of Ithan Creek as reported in a Schedule 13G provided to the Company on January 15, 2021 by WMG. According to the Schedule 13G Ithan Creek, WMG, WGH, WIAH and WMC each have shared voting and shared dispositive power over 409,302 shares. This information was derived from the Schedule 13G and has not been independently verified.
(3)	Includes 174,663 shares owned by Mr. M. Garrett’s wife, as to which Mr. M. Garrett disclaims beneficial ownership; 2,223 shares held by Mr. M. Garrett as custodian for his step-daughter; 61,492 shares held by Mr. M. Garrett as custodian for his brother; 61,492 shares owned by a partnership in which Mr. M. Garrett has a 20% interest and shares voting and investment power over the shares with the other four partners; 13,336 shares held by Mr. M. Garrett as custodian for his grandchildren; and 300,000 shares held in a grantor trust of which Mr. M. Garrett is beneficiary. Of the total shares beneficially owned by Mr. M. Garrett, 92,238 are pledged as collateral.

BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table shows the number of shares beneficially owned as of March 30, 2022 by (a) each director and named executive officer and (b) all executive officers and directors, as a group. The percentages shown below are based on 5,198,542 shares of our common stock outstanding on March 30, 2022. Under SEC Rule 13d-3, shares of common stock that a person has the right to acquire by exercising stock options held by that person that are exercisable within 60 days of March 30, 2022 are deemed outstanding for the purpose of computing the percentage ownership of the person, but those shares are not deemed outstanding for computing the percentage ownership of any other person. The mailing address for each beneficial owner in the table below is care of GrandSouth Bancorporation, 381 Halton Road, Greenville, South Carolina, 29607.

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Beneficial Ownership of Directors and Executive Officers

	Amount and Nature of Beneficial Ownership
Name	Shares Owned (1)		Stock Options Exercisable Within 60 days of March 30, 2022	Total Beneficial Ownership	Percentage of Class (8)
Harold E. Garrett	176,166	(2)	4,000	180,166	3.46%
Mason Y. Garrett	960,961	(3)	0	960,961	18.49%
John B. Garrett	180,565	(4)	10,000	190,565	3.66%
Michael L. Gault	75,098	(5)	4,000	79,098	1.52%
Baety O. Gross, Jr.	30,745	(6)	4,000	34,745	*
S. Hunter Howard, Jr.	38,437		4,000	42,437	*
Anthony P. Morgan	55,135		4,000	59,135	1.14%
J. Randolph Potter	2,883	(7)	2,000	4,883	*
J. Calhoun Pruitt, Jr.	10,667		4,000	14,667	*
Edward M. Rast, Jr.	1,000		4,000	5,000	*
James B. Schwiers	90,340		78,344	168,684	3.20%
John W. Shealy, Jr.	3,500		4,000	7,500	*
LeeAnn Weber	22,768		2,000	24,768	*
All Directors and Executive Officers as a Group (13 total)	1,648,265		124,344	1,772,609	33.30%

* Less than one percent.

(1)	Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to our knowledge the persons named in the table above have sole voting and investment power with respect to all shares of common stock beneficially owned.
(2)	Includes 4,296 shares held by Mr. H. Garrett’s wife as to which Mr. H. Garrett disclaims beneficial ownership; and 14,298 shares held by Mr. H. Garrett as custodian for his children. Of the total shares beneficially owned by Mr. H. Garrett, 126,888 are pledged as collateral.
(3)	Includes 174,663 shares owned by Mr. M. Garrett’s wife, as to which Mr. M. Garrett disclaims beneficial ownership; 2,223 shares held by Mr. M. Garrett as custodian for his step-daughter; 61,492 shares held by Mr. M. Garrett as custodian for his brother; 61,492 shares owned by a partnership in which Mr. M. Garrett has a 20% interest and shares voting and investment power over the shares with the other four partners; 13,336 shares held by Mr. M. Garrett as custodian for his grandchildren; and 300,000 shares held in a grantor trust of which Mr. M. Garrett is beneficiary. Of the total shares beneficially owned by Mr. M. Garrett, 92,238 are pledged as collateral.
(4)	Includes 2,019 shares owned by Mr. J. Garrett’s wife, as to which Mr. J. Garrett disclaims beneficial ownership; and 33,434 shares held by Mr. J. Garrett as custodian for his sons. Does not include 300,000 shares held in a grantor trust of which Mr. J. Garrett is trustee. Of the total shares beneficially owned by Mr. J. Garrett, 21,810 are pledged as collateral.
(5)	Includes 59,751 shares held by Mr. Gault’s wife, as to which Mr. Gault disclaims beneficial ownership; and 1,536 shares held by Mr. Gault as custodian for his grandchildren.
(6)	Includes 12,912 shares held indirectly in a trust, as to which Mr. Gross disclaims beneficial ownership.
(7)	Includes 2,083 shares held by Mr. Potter’s wife as to which Mr. Potter disclaims beneficial ownership.
(8)	For each individual, this percentage is determined by assuming the named person exercises all rights with respect to our common stock within 60 days of March 30, 2022 which he or she has the right to acquire within 60 days, but that no other person exercises any such rights with respect to our common stock. For the directors and executive officers as a group, this percentage is determined by assuming that each director and executive officer exercises all rights with respect to our common stock which he or she has the right to acquire within 60 days, but that no other persons exercise any such right. The calculations are based on 5,198,542 shares of common stock outstanding on March 30, 2022.
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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We have a written related person transaction policy that governs the identification, approval, ratification, and monitoring of any transaction that would be required to be disclosed pursuant to Item 404 of Regulation S-K under the Securities Act. Under this policy, our board of directors must approve all related policy transactions. No member of the board of directors may participate in any review or approval of a transaction with respect to which such member or any of his or her family members is a related person.

We have had, and expect to continue to have, loans and other banking transactions in the ordinary course of business with directors (including our independent directors) and executive officers of the Company and its subsidiaries, including members of their families or corporations, partnerships or other organizations in which such officers or directors have a controlling interest. All loans or extensions of credit made by the Bank to such individuals or related parties were made on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties and did not involve more than the normal risks of repayment nor present other unfavorable features. As of December 31, 2021, and December 31, 2020, the Bank had extensions of credit outstanding to executive officers and directors and their controlled entities aggregating approximately $21.7 million and $16.0 million, respectively. Deposits of the Bank’s executive officers and directors and their controlled entities totaled approximately $31.3 million and $12.0 million as of December 31, 2021 and December 31, 2020, respectively.

From time to time, we may also enter into other types of business transactions or arrangements for services with our directors, officers, principal shareholders, or their associates and members of their immediate families. These types of transactions or services might include, among others, leases of real property and legal services. We only enter into such arrangements if we determine that the prices or rates offered are comparable to those available to us from unaffiliated third parties.

We lease a lot at the corner of South Main Street and East Knight Street in Fountain Inn, South Carolina. The lot was leased in 1998 for 20 years from Blake P. Garrett, Jr., Trustee for the partnership which owns the property. The lease was renewed in 2018 for a term of five years at $1,200 per month, subject to increase to reflect increases in the Consumer Price Index. Lease expenses for the year ended December 31, 2021 totaled $14,400. Blake P. Garrett, Jr., is the brother of Mason Y. Garrett, Chairman of our Board of Directors, the uncle of Harold E. Garrett, one of our directors, and John B. Garrett, our Chief Financial Officer and also one of our directors. Mason Y. Garrett owns a minority interest in the partnership which owns the property.

SHAREHOLDER PROPOSALS FOR THE 2023 ANNUAL MEETING OF SHAREHOLDERS

If shareholders wish a proposal to be included in our proxy statement and form of proxy relating to the 2023 Annual Meeting of Shareholders, they must deliver a written copy of their proposal to our principal executive offices no later than December 15, 2022. To ensure prompt receipt by the Company, the proposal should be sent certified mail, return receipt requested. Proposals must comply with our bylaws relating to shareholder proposals in order to be included in our proxy materials.

It is our policy that any shareholder proposal to be made at an annual meeting, but which is not requested to be included in our proxy materials, must be delivered to our corporate secretary between 30 and 60 days prior to the annual meeting; provided, however, that if less than 31 days’ notice of the meeting is given to shareholders, the notice must be delivered within 10 days following the day on which notice of the meeting was mailed to shareholders.

Any shareholder proposal must be delivered to GrandSouth Bancorporation, 381 Halton Road, Greenville, South Carolina 29607, Attention: Corporate Secretary.

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SHAREHOLDER COMMUNICATIONS

We do not have a formal process by which shareholders may communicate with our board of directors. Historically, however, the chairman of the board has undertaken responsibility for responding to questions and concerns expressed by shareholders. In the view of our board of directors, this approach has been sufficient to ensure that questions and concerns raised by shareholders are adequately addressed. Any shareholder desiring to communicate with the Board may do so by writing to GrandSouth Bancorporation, Inc., 381 Halton Road, Greenville, South Carolina 29607, Attention: Corporate Secretary.

OTHER BUSINESS

We do not know of any other business to be presented at the 2022 Annual Meeting of Shareholders. If any other matters are properly brought before the 2022 Annual Meeting of Shareholders, however, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

April 14, 2022

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YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet, Smartphone or Tablet - QUICK ??? EASY IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail Your Mobile or Internet vote authorizes the named proxies to vote your shares in the same manner GRANDSOUTH BANCORPORATION PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on May 17, 2022. INTERNET www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. MOBILE VOTING On your Smartphone/Tablet, open the QR Reader and scan the below image. Once the voting site is displayed, enter your Control Number from the proxy card and vote your shares. MAIL - Mark, sign and date your proxy card and return it in the postage-paid envelope provided. PROXY ? FOLD HERE o DO NOT SEPARATE o INSERT IN ENVELOPE PROVIDED ? Please mark your votes like this THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3. 1. Election of Directors (1) Mason Y. Garrett (2) Harold E. Garrett (3) John B. Garrett (4) Michael L. Gault (5) Baety O. Gross, Jr. (6) S. Hunter Howard, Jr. (7) Anthony P. Morgan (8) J. Randolph Potter FOR WITHHOLD ABSTAIN 2. To approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed in the Proxy Statement. 3. To ratify the appointment of Elliott Davis, LLC as our independent registered public accounting firm for the year ending 2022. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN Note: Such other business that may properly come before the meeting or any adjournment(s) of the meeting. CONTROL NUMBER Signature Signature, if held jointly Date , 2022. Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

? FOLD HERE o DO NOT SEPARATE o INSERT IN ENVELOPE PROVIDED ? PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS GRANDSOUTH BANCORPORATION The undersigned appoints JB Garrett and JB Schwiers, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of GrandSouth Bancorporation held of record by the undersigned at the close of business on March 30, 2022 at the Annual Meeting of Stockholders of GrandSouth Bancorporation to be held on May 18, 2022, or at any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE FIVE NOMINEES TO THE BOARD OF DIRECTORS, AND IN FAVOR OF PROPOSAL 2 AND PROPOSAL 3, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. (Continued and to be marked, dated and signed, on the other side)